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                                                                   Exhibit 23(b)







                         CONSENT OF INDEPENDENT AUDITORS



                  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 1, 1996, which appears on page F-2 of the annual report on Form 10-KSB of Community Medical Transport, Inc. and subsidiaries for the year ended December 31, 1995. We also consent to the incorporation by reference of our report dated April 30, 1996 relating to the Financial Statements of Hudvalco, Inc., subsidiary and affiliates which appears on Form 8K/A-1 of Community Medical Transport, Inc.

Richard A. Eisner & Company, LLP

New York, New York
March 17, 1997